Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  May 17, 2016

ANTHONY J. CANTONE

By:	/s/ Anthony J. Cantone

CANTONE RESEARCH, INC.

By:	/s/ Stephen P. King
Stephen P. King General counsel and Chief Compliance Officer

LATTICE FUNDING, LLC

By:	/s/ Anthony J. Cantone
Anthony J. Cantone Managing Member

CANTONE ASSET MANAGEMENT, LLC

By:	/s/ Anthony J. Cantone
Anthony J. Cantone Managing Member